EXHIBIT 10.109

CALYPTE BIOMEDICAL CORPORATION

COMMON STOCK

PURCHASE AGREEMENT

November 13, 2001

COMMON STOCK

PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of November 13, 2001 (the “Execution Date”), by and among Calypte Biomedical Corporation, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto. Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

Section 1. Authorization of Sale of the Securities

Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of up to $500,000 worth of shares of its Common Stock (the “Common Stock”), priced as set forth in Section 2.1 herein. The shares of Common Stock sold hereunder shall be referred to herein as the “Shares” or the “Securities.”

Section 2. Agreement to Sell and Purchase the Securities

2.1     Sale of Shares.    At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, at a per share purchase price calculated as 80% of the average closing sale price per Share for the five trading days immediately preceding the Closing (in other words, the five trading days beginning on November 13, 2001), which price is $            . The number of Shares purchased is set forth next to such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A (the “Schedule of Purchasers”).

2.2     Separate Agreement    Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Shares that appear on Exhibit A hereto and that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares such other Purchasers have agreed to purchase.

Section 3. Closing and Delivery

3.1    Closing    The Closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on November 20, 2001, at the offices of Heller Ehrman White & McAuliffe, 275 Middlefield Road, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers.

At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2    Delivery of the Shares at the Closing.    At the Closing, the Company shall deliver to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of shares of Common Stock to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such shares. The name(s) in which the stock certificates are to be issued to each Purchaser are set forth in the Stock Certificate Questionnaire in the form attached hereto as Appendix I, as completed by each Purchaser.

Section 4. Representations, Warranties and Covenants of the Company

Except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1    Organization and Standing    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company). The Company has no subsidiaries or equity interest in any other entity.

4.2    Corporate Power; Authorization    The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.3 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, where such conflict, breach or violation would have a material adverse effect on the Company.

4.3    Issuance and Delivery of the Shares.    The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or any liens or encumbrances. Such issuance and delivery will not cause neither an increase in the number of shares issuable pursuant to any securities of the Company that are outstanding as of the Execution Date nor a decrease in the exercise or conversion price, of any such securities.

4.4    SEC Documents; Financial Statements.    The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the date of this Agreement. The Company has also filed with the SEC registration statements on Forms S-2 and S-8 and, as required by the Securities Act of 1933, as amended, amendments and supplements to such registration statements (the “Securities Act”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5    Intellectual Property.    Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the SEC Documents as owned or used by it or that are necessary for the conduct of its business as presently conducted and as described in the SEC Documents. Except as set forth in the SEC Documents, the Company has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results or operations of the Company.

4.6    Capitalization.    All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The actual authorized and outstanding capital stock of the Company as of the date hereof is as set forth in Exhibit B. Except as set forth in Exhibit B, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the company’s capital stock or any such options, rights, convertible securities or obligations.

4.7    Litigation.    There is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject.

4.8    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a Form D and all amendments thereto with the SEC.

4.9    No Material Adverse Change.    Since September 30, 2001, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes which have not been, either individually or in the aggregate, materially adverse.

4.10    Listing.    The Company’s Common Stock is traded on the Over the Counter Bulletin Board.

Section 5. Representations, Warranties and Covenants of the Purchasers.

5.1    Representations and Warranties.    Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)  Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser’s purchaser representative, all information Purchaser deems relevant (including the SEC documents) in making an informed decision to purchase the Securities.

(b)  Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).

(c)  Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)  Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached hereto as Appendix I, for use in preparation of the Form D to be filed by the Company, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the filing date of the applicable Form D (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the filing date of such Form D).

(e)  Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents, the representations and warranties of the Company contained herein and oral statements of the Company’s management made at meetings with the Purchaser.

(f)  Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(g)  Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.3 relating to indemnity or contribution.

(h)  Awareness of Financial Risk.    Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchasers may not be able to sell or dispose of the Shares or use them as collateral for loans); and (v) the tax consequences of investment in the Shares. Purchaser is fully aware of the risk factors set forth in the SEC Documents.

(i)  No General Solicitation.    At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

(j)  Compliance with Securities Laws.    Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchasers herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) nor are they being qualified under the California Corporate Securities Law of 1968, as amended or the laws of any other state, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of relevant law, which impose certain restrictions on Purchasers’ ability to transfer the Shares.

(k)  Rule 144.    Purchaser understands that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities requires that the Shares be held for a minimum period, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares if Purchaser is, and for so long as Purchaser remains, an “affiliate” of the Company.

(l)  Legends and Stop-Transfer Orders.    Purchaser understands that certificates or other instruments representing any of the Shares acquired by Purchaser will bear legends required by federal or state laws which would impose legend obligations on the Shares as transferred hereby. Purchasers agree that, in order to ensure and enforce compliance with the restrictions imposed by applicable law the Company may issue appropriate “stop transfer” instructions to its transfer agent with respect to any certificate or other instrument representing the Shares.

5.2    Restriction on Short Sales.    Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the Closing, except to the extent that any such short sale is fully covered by shares of Common Stock of the Company other than the Shares.

5.3    No Advice Provided.    Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that no independent legal counsel has reviewed these documents and materials on Purchaser’s behalf. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

Section 6. Survival of Representations, Warranties and Agreements.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the securities being purchased and the payment therefor.

Section 7. Conditions to Company’s Obligations at the Closing

The Company’s obligation to complete the sale and issuance of the Securities and deliver shares of Common Stock to each Purchaser, individually, as set forth in the Schedule of Purchasers shall be subject to the following conditions to the extent not waived by the Company:

7.1    Receipt of Payment.    The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

7.2    Representations and Warranties Correct.    The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

Section 8. Conditions to Purchasers’ Obligations at the Closing.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following condition to the extent not waived by such Purchaser:

Representations and Warranties Correct.    The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

Section 9. Broker’s Fee

The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

Section 10. Notices.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Calypte Biomedical Corporation
1265 Harbor Bay Pkwy
Alameda, CA 94502
Attention: President and Chief Executive Officer
Facsimile: (510) 814-8505

with a copy so mailed to:

Heller Ehrman White & McAuliffe
525 University Avenue Palo
Alto, California 94301
Attention: Bruce W. Jenett, Esq.
Facsimile: (650) 324-0638

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Section 11. Miscellaneous.

11.1    Waivers and Amendments.    Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

11.2    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.3    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.4    Governing Law.    Except to the extent that the Delaware General Corporation Law shall be applicable with respect to matters relating to the internal corporate affairs of the Company, this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly performed within the State of California by California residents

11.5    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

11.6    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.7    Entire Agreement.    This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

11.8    Payment of Fees and Expenses.    Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CALYPTE BIOMEDICAL CORPORATION

By:
Name: Nancy E. Katz Title: Chief Executive Officer, President and Chief Financial Officer

PURCHASER

Purchaser Name:
By:
Name: Title: Address: Facsimile:

NOTICE TO PURCHASERS IN ALL STATES:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.